SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 16, 2010

TARA GOLD RESOURCES CORP.

(Name of Small Business Issuer in its charter)

            Nevada

      000-29595

     90-0316566

     (State of incorporation)

(Commission File No.)

      (IRS Employer

      Identification No.)

2162 Acorn Court

Wheaton, IL 60187

 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:     (630)-462-2079

                            N/A

 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On September 13, 2010, Tara Gold announced that it has entered into a tentative agreement with Tara Minerals whereas Tara Minerals will acquire all of the common shares of Tara Gold by exchanging one (1) Tara Minerals share for two (2) Tara Gold shares. Tara Gold and Tara Minerals management has recommended that their shareholders support the Transaction. In an effort to avoid any conflicts due to common Directors, the Transaction requires the approval of non-affiliate shareholders owning a majority of the outstanding shares of Tara Minerals and Tara Gold.  The Transaction is expected to be completed in 2010.

Since this announcement, several law firms have announced that they may commence an investigation into the potential acquisition of Tara Gold by Tara Minerals in an effort to ensure fair value is received by Tara Gold shareholders.  Several of these releases are incorrect in a number of respects, including, in one case, the number of shares to be exchanged and in another, the deemed per share value of the acquisition as of September 10, 2010 closing price.

As noted in the September 10, 2010 press release, the Transaction is tentative and is subject to approval of shareholders of Tara Gold who are not Officers or Directors of Tara Gold and vice versa.  Management of both companies supports the Transaction and will work towards getting the required non-affiliate vote to close the Transaction in 2010.

Shareholders should also be aware that, on May 6, 2010, the Securities and Exchange Commission temporarily suspended the trading in the securities of a number of corporations, including Tara Gold, due to the failure of these corporations to file 10-K and 10-Q reports with the SEC (see release dated May 12, 2010).  Tara Gold had already initiated efforts to meet its financial reporting obligations and has since filed its 2007 10-K report.  Tara Gold will complete all the financials required to close the acquisition, which may differ in some respects to the requirements if Tara Gold continued as an independent concern.  This effort is well advanced.

On September 14, 2010, the Company received a letter dated September 7, 2010 whereby an SEC Administrative Law Judge made an initial decision to revoke Tara Gold’s registration under Section 12(j) of the Securities Exchange Act.  This initial decision may become effective as soon as September 28, 2010, in which case Tara Gold’s common stock would stop trading.  However, and irrespective of Tara Gold’s trading status, the proposed acquisition of Tara Gold by Tara Minerals will continue to move forward.

Tara Gold management would like to make shareholders aware of all scenarios so that they may make an informed decision.

1.

Tara Gold shareholders who believe the consideration offered by Tara Minerals is too low can exercise dissenters’ rights under Nevada Law and attempt to receive a higher value for their shares.  Tara Gold will also consider all acquisition offers.

2.

Tara Gold believes that the price of its shares over the past several years has been adversely affected by repeated short selling.  As a result of the announcement of the proposed acquisition of Tara Gold by Tara Minerals, Tara Gold believes that the short sellers will do anything within their means to cast dispersions on the proposed acquisition and lower the price of Tara Gold’s common stock.  Therefore, if the Transaction is approved by the non-affiliated shareholders of Tara Gold and Tara Minerals, shareholders of Tara Gold will need to exchange physical certificates representing their shares in Tara Gold before receiving the shares of Tara Minerals which will be issued in the Transaction.  Under this scenario, short sellers will have to deliver Tara Minerals shares to the Tara Gold shareholders from whom they borrowed the shares.

CAUTIONARY STATEMENT FOR POTENTIAL INVESTORS

As a result of the SEC Administrative Proceeding, and the lack of current financial statements, potential investors should only purchase shares of Tara Gold at their own risk.

About Tara Gold Resources Corp.

Since its inception, Tara Gold has been focused on assembling a pipeline of high-quality precious and non-precious metals projects with potential for economic commercial value. To date, it has added value and profitably sold the San Miguel silver/gold project, and the Lluvia de Oro gold/silver/copper project. Tara Gold currently holds equity positions in La Camera Mining Inc. (a private mining company), NWM Mining Corporation (a public mining company going into production) and a majority position (40.9 million shares) in Tara Minerals Corp. (currently producing silver/zinc/lead and residual gold). Tara Gold also continues to hold several prospective projects, including a past gold/silver producer.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the Company's control with respect to market acceptance of new technologies or products, delays in testing and evaluation of products, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 16, 2010

TARA GOLD RESOURCES CORP.

                                                                                                                    By:  /s/ Francis Richard Biscan Jr

Francis Richard Biscan, Jr., President

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